Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Dynegy Inc. of our report dated May 6, 2013 relating to the financial statements of Ameren Energy Resources Company, LLC, which appears in Annex A of Dynegy Inc.’s Registration Statement on Form S-3 ASR. We also consent to the reference to us under the heading “Experts” in this Registration Statement on Form S-4.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
St. Louis, Missouri
December 9, 2013